EIGHTEENTH AMENDMENT TO THE

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

WISDOMTREE TRUST

AND

STATE STREET BANK AND TRUST COMPANY

This Eighteenth Amendment (this “Amendment”) dated as of January 29, 2019 is between WISDOMTREE TRUST (the “Trust”), ON BEHALF OF EACH OF ITS SERIES AS LISTED ON SCHEDULE B TO THE AGREEMENT, SEVERALLY AND NOT JOINTLY (each a “Fund” and collectively, the “Funds”), and STATE STREET BANK AND TRUST COMPANY acting either directly or through any State Street Affiliates (collectively, “State Street”).

Reference is made to the Securities Lending Authorization Agreement, dated September 27, 2013 (as amended and in effect immediately prior to the date of this Amendment, the “Agreement”), between the Trust, on behalf of each of the Funds, and State Street.

WHEREAS, the parties to the Agreement desire to amend the Agreement as setforth below;

NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement as follows:

1.     Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.     Amendment. Schedule B to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule B attached to this Amendment.

3.     Representations and Warranties. Each party hereto represents and warrants that (a) it has the legal right, power and authority to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery and performance; and (c) this Amendment constitutes a legal, valid and binding obligation enforceable against it.

4.     Governing Law; Miscellaneous. This Amendment shall be governed and construed in accordance with the governing law of the Agreement. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, together, constitute only one (1) instrument.

5.     Effective Date: This Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, each of the parties has caused their duly authorized officer(s) to execute this Eighteenth Amendment.

WISDOMTREE TRUST, on behalf of

each ofits series as listed on Schedule B to the Agreement,

severally and not jointly

By:	/s/ Jonathan Steinberg
Name:	Jonathan Steinberg
Title:	President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Betsy Coyne
Name:	Betsy Coyne
Title:	Managing Director

Schedule B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement dated as of the 27th day of September 2013 between WISDOMTREE TRUST, ON BEHALF OF EACH OF ITS SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the “Funds”) and STATE STREET BANK AND TRUST COMPANY acting either directly or through any State Street Affiliate (collectively, “State Street”), as amended.

Fund Name	Fund Ticker	TIN	FYE
WisdomTree Emerging Markets High Dividend Fund (f/k/a WisdomTree Emerging Markets Equity Income Fund)	DEM	20-8688393	Mar 31
WisdomTree Emerging Markets SmallCap Dividend Fund	DGS	26-0555916	Mar 31
WisdomTree China ex-State-Owned Enterprises Fund (f/k/a WisdomTree China Dividend ex-Financials Fund (CHXF))	CXSE	80-0812156	Mar 31
WisdomTree Emerging Markets Quality Dividend Growth Fund (f/k/a WisdomTree Emerging Markets Dividend Growth Fund)	DGRE	46-2674559	Mar 31
WisdomTree Emerging Markets Consumer Growth Fund	EMCG	46-2685903	Mar 31
WisdomTree Asia-Pacific ex-Japan Fund	AXJL	20-4184884	Mar 31
WisdomTree Australia Dividend Fund	AUSE	20-4184932	Mar 31
WisdomTree International High Dividend Fund (f/k/a WisdomTree DEFA Equity Income Fund)	DTH	20-4185692	Mar 31
WisdomTree International Equity Fund (f/k/a WisdomTree DEFA Fund)	DWM	20-4185606	Mar 31
WisdomTree Europe SmallCap Dividend Fund	DFE	20-6905697	Mar 31
WisdomTree Global High Dividend Fund (f/k/a WisdomTree Global Equity Income Fund)	DEW	20-4184691	Mar 31
WisdomTree Global ex-U.S. Quality Dividend Growth Fund (f/k/a WisdomTree Global ex-U.S. Dividend Growth Fund)	DNL	20-4184829	Mar 31

WisdomTree International Dividend ex-Financials Fund	DOO	20-4185016	Mar 31
WisdomTree International LargeCap Dividend Fund	DOL	20-4185073	Mar 31
WisdomTree International MidCap Dividend Fund	DIM	20-4185270	Mar 31
WisdomTree International SmallCap Dividend Fund	DLS	20-4185347	Mar 31
WisdomTree Japan SmallCap Dividend Fund	DFJ	20-6905707	Mar 31
WisdomTree Global ex-U.S. Real Estate Fund	DRW	20-8688308	Mar 31
WisdomTree Japan Hedged Equity Fund	DXJ	20-4184758	Mar 31
WisdomTree Europe Hedged Equity Fund	HEDJ	26-3143870	Mar 31
WisdomTree Japan Hedged SmallCap Equity Fund	DXJS	46-2518016	Mar 31
WisdomTree Germany Hedged Equity Fund	DXGE	46-2567000	Mar 31
WisdomTree U.S. Dividend ex-Financials Fund (f/k/a WisdomTree Dividend ex-Financials Fund)	DTN	20-4185397	Mar 31
WisdomTree U.S. High Dividend Fund (f/k/a WisdomTree High Dividend Fund) (f/k/a WisdomTree Equity Income Fund)	DHS	20-4184623	Mar 31
WisdomTree U.S. LargeCap Dividend Fund (f/k/a WisdomTree LargeCap Dividend Fund)	DLN	20-4185467	Mar 31
WisdomTree U.S. MidCap Dividend Fund (f/k/a WisdomTree MidCap Dividend Fund)	DON	20-4185514	Mar 31
WisdomTree U.S. SmallCap Dividend Fund (f/k/a WisdomTree SmallCap Dividend Fund)	DES	20-4185562	Mar 31
WisdomTree U.S. Total Dividend Fund (f/k/a WisdomTree Total Dividend Fund)	DTD	20-4184568	Mar 31
WisdomTree U.S. Earnings 500 Fund (f/k/a WisdomTree Earnings 500 Fund)	EPS	74-3201195	Mar 31

WisdomTree U.S. Quality Shareholder Yield Fund (f/k/a WisdomTree LargeCap Value Fund)	QSY	74-3201187	Mar 31
WisdomTree U.S. MidCap Earnings Fund (f/k/a WisdomTree MidCap Earnings Fund)	EZM	74-3201194	Mar 31
WisdomTree U.S. SmallCap Earnings Fund (f/k/a WisdomTree SmallCap Earnings Fund)	EES	74-3201196	Mar 31
WisdomTree U.S. Total Earnings Fund (f/k/a WisdomTree Total Earnings Fund)	EXT	74-3201190	Mar 31
WisdomTree U.S. Quality Dividend Growth Fund (f/k/a WisdomTree U.S. Dividend Growth Fund)	DGRW	46-2493891	Mar 31
WisdomTree U.S. SmallCap Quality Dividend Growth Fund (f/k/a WisdomTree U.S. SmallCap Dividend Growth Fund)	DGRS	46-2505717	Mar 31
WisdomTree Negative Duration U.S. Aggregate Bond Fund (f/k/a WisdomTree Barclays Negative Duration U.S. Aggregate Bond Fund)	AGND	46-4164645	Aug 31
WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund (f/k/a WisdomTree Barclays Interest Rate Hedged U.S. Aggregate Bond Fund)	AGZD	46-4161103	Aug 31
WisdomTree Negative Duration High Yield Bond Fund (f/k/a WisdomTree BofA Merrill Lynch High Yield Bond Negative Duration Fund)	HYND	46-4185856	Aug 31
WisdomTree Interest Rate Hedged High Yield Bond Fund (f/k/a WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration Fund)	HYZD	46-4180655	Aug 31
WisdomTree Emerging Markets Local Debt Fund	ELD	27-2121418	Aug 31
WisdomTree Asia Local Debt Fund	ALD	27-4265822	Aug 31
WisdomTree Emerging Markets Corporate Bond Fund	EMCB	80-0774991	Aug 31
WisdomTree Floating Rate Treasury Fund (f/k/a WisdomTree Bloomberg Floating Rate Treasury Fund)	USFR	46-4494453	Aug 31
WisdomTree Japan Hedged Financials Fund	DXJF	46-4438891	Mar 31

WisdomTree Japan Hedged Quality Dividend Growth Fund (f/k/a WisdomTree Japan Hedged Dividend Growth Fund)	JHDG	47-3400688	Mar 31
WisdomTree Europe Quality Dividend Growth Fund (f/k/a WisdomTree Europe Dividend Growth Fund)	EUDG	46-4927310	Mar 31
WisdomTree International Hedged Quality Dividend Growth Fund (f/k/a WisdomTree International Hedged Dividend Growth Fund)	IHDG	46-5131276	Mar 31
WisdomTree Emerging Markets ex-State Owned Enterprises Fund	XSOE	47-1905177	Mar 31
WisdomTree Europe Hedged SmallCap Equity Fund	EUSC	47-2887713	Mar 31
WisdomTree Yield Enhanced U.S. Aggregate Bond Fund (f/k/a WisdomTree Barclays Yield Enhanced U.S. Aggregate Bond Fund)	AGGY	47-4174766	Aug 31
WisdomTree Europe Domestic Economy Fund (f/k/a WisdomTree Europe Local Recovery Fund)	EDOM	47-4818240	Jun 30
WisdomTree Global Hedged SmallCap Dividend Fund	HGSD	47-4316336	Jun 30
WisdomTree Global SmallCap Dividend Fund	GSD	47-4212050	Jun 30
WisdomTree Dynamic Long/Short U.S. Equity Fund	DYLS	47-5495921	Jun 30
WisdomTree Dynamic Bearish U.S. Equity Fund	DYB	47-5510084	Jun 30
WisdomTree Dynamic Currency Hedged International Equity Fund	DDWM	81-0732705	Jun 30
WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund	DDLS	81-0729300	Jun 30
WisdomTree Dynamic Currency Hedged Europe Equity Fund	DDEZ	81-0709911	Jun 30
WisdomTree Dynamic Currency Hedged Japan Equity Fund	DDJP	81-0751919	Jun 30
WisdomTree International Quality Dividend Growth Fund	IQDG	81-1384613	Mar 31
WisdomTree Emerging Markets Dividend Fund	DVEM	81-1142464	Jun 30

WisdomTree Global ex-Mexico Equity Fund	XMX	81-0973705	Jun 30
WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund (f/k/a WisdomTree Barclays Yield Enhanced U.S. Short-Term Aggregate Bond Fund)	SHAG	82-1055370	Aug 31
WisdomTree U.S. Multifactor Fund	USMF	82-1573281	Mar 31
WisdomTree Balanced Income Fund	WBAL	82-3341704	Jun 30
WisdomTree ICBCCS S&P China 500 Fund	WCHN	82-3001334	Jun 30
WisdomTree Fundamental U.S. Corporate Bond Fund	WFIG	81-1299737	Jun 30
WisdomTree Fundamental U.S. Short-Term Corporate Bond Fund	SFIG	81-1336252	Jun 30
WisdomTree Fundamental U.S. High Yield Corporate Bond Fund	WFHY	81-1317511	Jun 30
WisdomTree Fundamental U.S. Short-Term High Yield Corporate Bond Fund	SFHY	81-1476890	Jun 30
WisdomTree 90/60 U.S. Balanced Fund	NTSX	82-4510375	Jun 30
WisdomTree Emerging Markets Multifactor Fund	EMMF	82-5491671	Mar 31
WisdomTree International Multifactor Fund	DWMF	83-0587729	Mar 31
WisdomTree Yield Enhanced Global Aggregate Bond Fund	GLBY	83-1502717	Aug 31